Microsoft Word 10.0.6754;TRANSAMERICA LIFE INSURANCE AND ANNUITY COMPANY Annuity Service Center
P.O. Box 2370 Boston, MA 02107

VARIABLE ANNUITY APPLICATION

INSTRUCTIONS FOR COMPLETEING FORM - Please type or print in permanent black ink. This form will be photographed. Make checks payable to Transamerica Life Insurance and Annuity Company. Send check and application to the Annuity Service Center at the above address.

1. ANNUITANT (If no Contract Owner is specified in Box 2 below, the Annuitant will be the Contract Owner)

         Name:
         Address:
         Phone:
         Date of Birth:
         Sex [] Male [] Female
         Social Security Number

2. CONTRACT OWNER (Complete ONLY if different from Annuitant)

         Name:
         Address:
         Phone:
         Date of Birth:
         Sex [] Male [] Female
         Social Security Number

3. EMPLOYER'S NAME & ADDRESS:


         EMPLOYEE BENEFIT PLAN'S LEGAL NAME, PLAN ANNIVERSARY DATE AND PLAN
YEAR:

         Date:

         PLAN YEAR:        Month ____       Day _____ to Month ____    Day _____

4. BENEFICIARY (Print full names and relationships MUST be completed if Annuitant is married and Beneficiary is not the spouse, the spouses consent may be required)


5.       TYPE OF PLAN

         []       IRA (specify one of the following) [] Regular [] Rollover from another IRA* [] Rollover from another Qualified Plan*
         []       Simplified Employee Pension (SEP)
         []       HR-10 Keogh Plan
         []       Sec. 401 Corporate Plan
         []       Sec. 403(b) Tax Sheltered Annuity (TSA) (see Box 9)
         []       Sec. 457 Deferred Compensation Plan
         []       Other

*By checking this box, I hereby elect to have my premium payment treated as a rollover.

IRA premium to be allocated to the 19____ tax year.

6. PREMIUM PAYMENTS

         [] Annual $_____           [] Single $_____

         PERIODIC PAYMENT: [] Annually      [] Semi-Annually  [] Quarterly
         [] Monthly        [] other (describe) _________________________

7. ALLOCATION OF PREMIUM PAYMENTS (Use full percentages)

8. ANNUITY FORM

         [] Life Annuity with 120 Months Certain [] Joint and Survivor Annuity If an alternate option is desired indicate below: [] Other
         Selected Annuity Date:  _________

9. FOR TAX SHELTERED ANNUITY ONLY: Is the Employer a 501(c)(3) organization tax exempt under 501(a) of the Internal Revenue Code, and has the purchase of the Policy been duly authorized by the Employer's governing body? [] Yes [] No

10. Will any insurance or annuity contracts be discontinued or changed if the policy applied for is issued? (This transaction may be subject to any replacement requirements in the governing jurisdiction in which the policy is issued.) [] Yes [] No (IF Yes, explain and give name of company and policy number on reverse in REMARKS section.

11.      STATEMENT OF OWNER & ANNUITANT

We declare that all statements in this Application, including the Statement of Agent on the reverse side of this form, are true to the best of our knowledge and belief and agree that this Application shall be a part of any annuity contract issued by the Company. We hereby verify our understanding that all payments and values provided by the contract are variable and not guaranteed as to dollar amount. We acknowledge receipt of a current Variable Annuity Prospectus. We understand that a substantial Contingent Deferred Sales Chare may apply to any early withdrawal or surrender.

Signed_____________________________ on _______________
         City                       State                     Date

Signature of Owner____________________________

Owner is:  [] Annuitant    [] Trustee       [] Custodian      [] Employer

I certify under penalties of perjury that my social security number is correct.

Signature of Annuitant______________________________
Witness _______________________________
          (Licensed Resident Agent, as required)

Please make checks payable to Transamerica Life Insurance and Annuity Company. DO no make the checks payable to the agent or leave payee blank.

PROPOSED ANNUITANT INFORMATION

NASD and SEC rules requires that sales representatives make inquiries to the financial condition and other retirement plans of prospective annuitants under variable annuity contracts. You are urged to supply such information in order that the sales representative and the company he represents may make an informed judgment as to the suitability for you of variable annuities for retirement purposes. You are not required, however, to divulge such items of information. If you choose not to do so, please check Item 12.

1. Marital Status: [] Married [] Single

2. Number of Dependents:

3. Years with employer:

4.       Annual Salary:  $_________________

5. What is the general occupation of the Proposed Annuitant?

[] (05) Prof. /Technical   [] (09) Clerical
[] (08) Farm worker        [] (11) Craftsman
[] (02) Homemaker          [] (13) Service worker
[] (10) Sales              [] (17) Juvenile, Under 15

[] (01) Other              [] (06) Mgmt. /Admin
[] (14) Laborer            [] (12) Skilled/Oper.
[] (03) Student, Age 15 & up


6. Financial Status:
Annual Income           (1)               (2)              (3)               (4)              (5)
                           Less than      $20,000-          $50,000-          $75,000-         $100,000-
                           $20,000          49,000            74,999            99,999          and over
a.  Proposed
    Annuitant              []               []                []                []               []
b.  Other household
    income                 []               []                []                []               []
c.  Describe Sources of (b) Above

7.       Estimated Value of Other Assets:

Home(s)  Car(s) Stocks Bonds Checking and/or Life Insurance Savings Acct. (s)

8.       Estimated Amount of Debts:

9. Are you receiving (or will you receive) Federal Social Security Retirement Benefits?

10. Other Retirement Resources (include annuities, permanent life insurance, IRAs, and pensions, indicating whether fixed, variable or combinations thereof):

11.      Remarks:

12. [] I understand that the sales representative is required to make the above inquiries in order that he/she may make an informed judgment to the suitability of the Prime Investor Contract as a medium for investment for retirement purposes. However, I do not wish to divulge the information.

13. I certify that a current Prospectus for Prime Investor (Transamerica Life's Flexible Premium Deferred Variable Annuity Policy) was delivered.

         Date _____________

         Signature of Proposed Annuitant _____________________________

         Signature of Sales Representative ____________________________

AGENTS REPORT

This report must be signed by each agent who has an interest in this application. Unless otherwise indicated, each signing agent shall have an equal interest.

SA NAME __________________GA/SA CODE __________________SHARE % _______
SA NAME __________________GA/SA CODE __________________SHARE % _______
SA NAME __________________GA/SA CODE __________________SHARE % _______
        (Last)   (First)             (4 Digits)    (6 Digits)

Agent: Will this contract replace or change any other life insurance or annuity in this or any other company? []Yes [] No
If yes, please give details under Remarks.

--------------------------   -----------    ----------------------   -----------
Other Soliciting Agent       Code(s)         Soliciting Agent's       Code
Signature                                    Signature
Remarks:

REPORT BY AGENCY OR BRANCH OFFICE
1. Have all required questions in the application and agent's report been answered? [] Yes [] No

2. Is each soliciting agent currently registered with Transamerica Insurance Security Sales Corporation? [] Yes [] No

REMARKS:


Agency or Branch _________________ Code __________ By _____________________